EXHIBIT 99.1

News release
For immediate release: May 30, 2011
Contact:   CVPS: Steve Costello (802) 747-5427        Pager (802) 742-3062

Fortis to acquire CVPS, Vermont’s largest utility
CVPS to maintain name, Rutland headquarters, community focus
$35.10 per share represents 44 percent premium

Fortis Inc. (“Fortis”) (TSX - FTS) and Central Vermont Public Service (“CVPS”) (NYSE - CV) announced today that they have entered into a definitive agreement for the acquisition by Fortis of all of the outstanding common shares of CVPS for an aggregate purchase price of approximately $700 million (U.S.), including the assumption of approximately $230 million (U.S.) of debt.  The all-cash transaction will provide CVPS shareholders $35.10 per share, a 44 percent premium over the CVPS common share closing price of $24.32 on Friday, May 27.

“CVPS is a well-run utility whose operations and operating philosophy are very similar to those of our Canadian regulated utilities,” said Stan Marshall, President and Chief Executive Officer, Fortis Inc.  “The commitment of CVPS to customers, as evidenced by the company’s stellar customer service record, is very much aligned with the operating philosophy of Fortis - to provide our customers with safe, reliable service in the most cost-efficient and environmentally responsible manner possible,” he explained.

“At Fortis, we believe that to serve customers well, our operating companies need to stay close to our customers,” said Marshall.  “CVPS will remain autonomous in the Fortis model, with its own board of directors and its own local management team.  CVPS will remain headquartered in Rutland with Larry Reilly as President and CEO,” he said.  “There are no job losses anticipated with this transaction.”

The Fortis Group of Companies has regulated utility companies operating in five provinces of Canada - British Columbia, Alberta, Ontario, Prince Edward Island and Newfoundland - and three Caribbean countries.  Marshall explains that there are almost 7,000 employees throughout the Fortis Group of Companies; however Fortis’ Head Office, headquartered in St. John’s, Newfoundland, has less than 20 employees.  “We are a very decentralized organization,” he said. Reilly said Fortis was selected from several bidders following a confidential sales process directed by the CVPS Board.

“Fortis and CVPS share a deep commitment to the environment, our workers and the people and places that host our businesses,” Reilly said.  “While the share offer price by Fortis was a critical consideration by the CVPS Board, the fact that CVPS would essentially be preserved as a stand-alone autonomous company within the Fortis Group was also an important consideration for the CVPS Board.

“Fortis brings financial strength to CVPS, giving us strong access to capital markets not available to smaller utilities,” Reilly said.  “And we look forward to sharing best practices with the other operating companies of Fortis, with the goal of finding new ways to reduce costs and improve service to our customers.”

“This is a great opportunity for CVPS, our customers, employees, the Rutland region and the state as a whole,” commented CVPS Chairman Bill Sayre.  “A partnership with Fortis brings additional strengths to help us achieve our vision of becoming the best small utility in America.”

“We look forward to welcoming the employees of CVPS to the Fortis Group and their continuing strong commitment to meeting our obligation to serve customers,” concluded Marshall.

The acquisition is expected to be accretive to earnings per common share of Fortis in the first full year of ownership.

Under the agreement, CVPS customers and employees will receive the following direct benefits:
•	Approximately $21 million will be provided by Fortis for the benefit of CVPS customers, in a manner to be determined through the regulatory approval process;
•	CVPS will continue to be managed from the company’s headquarters and maintain its substantial civic presence in Rutland and across Vermont; and
•	CVPS and its customers will benefit from the sharing of best practices among the Fortis Group of Companies in the areas of safety, reliability, efficiency and customer service.

The transaction is subject to the approval of CVPS shareholders, state and U.S. federal regulators and other customary conditions, and is expected to be completed in approximately six to 12 months.

Lazard advised CVPS.  Legal advisors to Fortis were White & Case LLC and Kenlan Schwiebert Facey & Goss P.C.  CVPS was represented by Loeb & Loeb LLP and Sidley Austin LLP.

Conference Call
CVPS will hold a conference call for members of the investment community on Tuesday at 10 a.m. (Eastern time).  Further details will be issued Tuesday morning.

Fortis Overview
Fortis is the largest investor-owned distribution utility in Canada, with total assets of approximately $13 billion and fiscal 2010 revenue totalling approximately $3.7 billion.  Fortis serves approximately 2,100,000 gas and electricity customers.  Its regulated holdings include electric distribution utilities in five Canadian provinces and three Caribbean countries and a natural gas utility in British Columbia, Canada.  Fortis owns and operates non-regulated generation assets across Canada and in Belize and Upstate New York.  It also owns hotels and commercial office and retail space primarily in Atlantic Canada.

Central Vermont Overview
CVPS, the largest electric utility in Vermont, serves nearly 160,000 customers in 163 cities and towns across Vermont.  CVPS has about 520 employees.  The company is a three-time winner of the Edison Electric Institute’s national Emergency Recovery Award, and CVPS Cow Power™ won the 2009 U.S. Department of Energy Utility Green Program of the Year Award.  CVPS has been listed by Forbes Magazine as one of the most trusted companies in America for 60 straight months.

Important Additional Information
This communication does not constitute a solicitation of any vote or approval.  This communication is being made in respect of the proposed merger transaction involving CVPS.  The proposed merger will be submitted to the stockholders of CVPS for their consideration.  In connection therewith, CVPS will file a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  CVPS also plans to file other documents with the SEC regarding the proposed transaction. CVPS URGES INVESTORS AND SECURITY HOLDERS OF CVPS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed or delivered to CVPS’s stockholders. In addition, stockholders will be able to obtain the proxy statement and other relevant documents filed by CVPS with the SEC free of charge at the SEC’s website at www.sec.gov, or at CVPS’s website at www.cvps.com by clicking on the link “SEC Filings.”

Participants in the Solicitation
CVPS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVPS in connection with the proposed transaction. Information about CVPS and its directors and executive officers, and their ownership of CVPS’s securities, is set forth in the proxy statement for the annual meeting of stockholders of CVPS held on May 3, 2011, which was filed with the SEC on March 24, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed merger and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements
Statements contained in this press release that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Actual results will depend, among other things, upon the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale electric markets, volatility in the financial markets, and our ability to maintain our current credit ratings. These and other risk factors are detailed in CV's Securities and Exchange Commission filings. CV cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. CV does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.